Exhibit 99.1

nLIGHT, Inc. Announces First Quarter 2024 Results
Revenues of $44.5 million for the first quarter of 2024

CAMAS, Wash., May 2, 2024 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the first quarter of 2024.

“With total revenue of $44.5 million, Q1 results were within the range of our guidance, and we continue to believe that Q1 is our trough revenue quarter,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “We expect sequential revenue growth in the second quarter, and for the second half of the year to be stronger than the first half of 2024, with increasing visibility for continued growth next year primarily driven by our aerospace and defense business."

Mr. Keeney continued, "Although revenue from our commercial end markets declined in the first quarter, continued development of innovative products for fast-growing opportunities such as additive manufacturing and a deeper presence in aerospace and defense position us well for long-term growth."

“We ended the quarter with $121 million of cash, cash equivalents and marketable securities with no outstanding debt, which is enabling us to continue to invest for long-term growth and profitability. With the majority of our operational initiatives behind us and our revenue pipeline continuing to strengthen, I remain optimistic for growth in 2024 and for our renewed momentum to carry into the next year and beyond.”

First Quarter 2024 Financial Highlights

	Three Months Ended March 31,
(In thousands, except percentages)	2024	2023	% Change
Revenues	$44,527	$54,091	(17.7)%
Gross margin	16.8%	26.4%
Loss from operations	$(14,718)	$(8,207)	(79.3)%
Operating margin	(33.1)%	(15.2)%
Net loss	$(13,766)	$(7,730)	(78.1)%
Adjusted EBITDA(1)	$(4,894)	$1,273	(484.4)%
Adjusted EBITDA, as a percentage of revenues	(11.0)%	2.4%
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $44.5 million for the first quarter of 2024 were down 17.7% compared to $54.1 million for the first quarter of 2023. Gross margin was 16.8% for the first quarter of 2024 compared to 26.4% for the first quarter of 2023. GAAP net loss for the first quarter of 2024 was $13.8 million, or $0.29 per diluted share, compared to net loss of $7.7 million, or $0.17 per diluted share, for the first quarter of 2023. Non-GAAP net loss for the first quarter of 2024 was $8.2 million, or $0.17 per diluted share, compared to non-GAAP net loss of $1.8 million, or $0.04 per diluted share, for the first quarter of 2023. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the second quarter of 2024, nLIGHT expects revenues to be in the range of $47 million to $51 million. The midpoint of $49 million includes Laser Products revenue of approximately $34 million and Advanced Development revenue of approximately $15 million. nLIGHT expects overall gross margin to be in the range of 18% to 22%, with Laser Products gross margin in the range of 23% to 27% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of ($1) million to ($5) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, May 2, 2024

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-844-282-4705 (U.S., toll-free) or +1-412-317-5625 (international and toll), with the conference title: nLIGHT First Quarter 2024 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 900 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Products	$29,370	$41,107
Development	15,157	12,984
Total revenue	44,527	54,091
Cost of revenue:
Products	23,231	27,526
Development	13,808	12,302
Total cost of revenue(1)	37,039	39,828
Gross profit	7,488	14,263
Operating expenses:
Research and development(1)	10,659	11,301
Sales, general, and administrative(1)	11,547	11,169
Total operating expenses	22,206	22,470
Loss from operations	(14,718)	(8,207)
Other income:
Interest income, net	455	337
Other income, net	641	404
Loss before income taxes	(13,622)	(7,466)
Income tax expense	144	264
Net loss	$(13,766)	$(7,730)
Net loss per share, basic	$(0.29)	$(0.17)
Net loss per share, diluted	$(0.29)	$(0.17)
Shares used in per share calculations:
Basic	47,242	45,706
Diluted	47,242	45,706

(1)Includes stock-based compensation as follows:
	Three Months Ended March 31,
	2024	2023
Cost of revenues	$541	$700
Research and development	1,613	2,098
Sales, general, and administrative	3,277	2,705
	$5,431	$5,503

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$61,306	$53,210
Marketable Securities	59,775	59,672
Accounts receivable, net	27,545	39,585
Inventory	53,013	52,160
Prepaid expenses and other current assets	17,564	15,927
Total current assets	219,203	220,554
Restricted cash	257	256
Lease right-of-use assets	12,675	12,616
Property, plant and equipment, net	50,290	52,300
Intangible assets, net	1,278	1,652
Goodwill	12,382	12,399
Other assets, net	6,746	7,026
Total assets	$302,831	$306,803

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,911	$12,166
Accrued liabilities	13,599	12,556
Deferred revenue	7,583	4,849
Current portion of lease liabilities	3,171	3,181
Total current liabilities	38,264	32,752
Non-current income taxes payable	5,485	5,391
Long-term lease liabilities	10,993	10,978
Other long-term liabilities	3,732	3,263
Total liabilities	58,474	52,384
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	525,000	521,184
Accumulated other comprehensive loss	(2,589)	(2,477)
Accumulated deficit	(278,070)	(264,304)
Total stockholders’ equity	244,357	254,419
Total liabilities and stockholders’ equity	$302,831	$306,803

nLIGHT, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(13,766)	$(7,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,135	3,105
Amortization	1,258	872
(Increase) reduction in carrying amount of right-of-use assets	(70)	6
Provision for losses on (recoveries of) accounts receivable	95	(2)
Stock-based compensation	5,431	5,503
Loss on disposal of property, plant and equipment	35	—
Changes in operating assets and liabilities:
Accounts receivable, net	11,892	1,905
Inventory	(888)	662
Prepaid expenses and other current assets	(1,646)	(4,549)
Other assets, net	(616)	(540)
Accounts payable	2,099	(411)
Accrued and other long-term liabilities	1,555	1,855
Deferred revenues	2,745	(142)
Lease liabilities	15	(45)
Non-current income taxes payable	101	155
Net cash provided by operating activities	11,375	644
Cash flows from investing activities:
Purchases of property, plant and equipment	(1,556)	(684)
Purchase of marketable securities	(24,357)	(34,359)
Proceeds from maturities and sales of marketable securities	24,365	24,998
Net cash used in investing activities	(1,548)	(10,045)
Cash flows from financing activities:
Proceeds from stock option exercises	10	143
Tax payments related to stock award issuances	(1,625)	(182)
Net cash used in financing activities	(1,615)	(39)
Effect of exchange rate changes on cash	(115)	17
Net increase (decrease) in cash, cash equivalents and restricted cash	8,097	(9,423)
Cash, cash equivalents and restricted cash, beginning of period	53,466	58,078
Cash, cash equivalents and restricted cash, end of period	$61,563	$48,655
Supplemental disclosures:
Cash paid for income taxes	210	144
Operating cash outflows from operating leases	1,034	923
Right-of-use assets obtained in exchange for lease liabilities	831	731
Accrued purchases of property, equipment and patents	422	697

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
Net loss	$(13,766)	$(7,730)
Income tax expense	144	264
Other income, net	(641)	(404)
Interest income, net	(455)	(337)
Depreciation and amortization	4,393	3,977
Stock-based compensation	5,431	5,503
Adjusted EBITDA	$(4,894)	$1,273

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, Basic and Diluted

	Three Months Ended March 31,
	2024	2023
Net loss	$(13,766)	$(7,730)
Add back:
Stock-based compensation(1)	5,431	5,503
Amortization of purchased intangibles(1)	149	435
Non-GAAP net loss	(8,186)	(1,792)

GAAP weighted-average shares outstanding	47,242	45,706
Participating securities	—	—
Non-GAAP weighted-average number of shares, basic	47,242	45,706
Dilutive effect of common stock equivalents	—	—
Non-GAAP weighted-average number of shares, diluted	47,242	45,706

Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.04)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.